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                                                                  EXHIBIT  10.44
                                      AGREEMENT

THIS AGREEMENT, made as of this 24th day of July, 1995, by and between WTC/Ecomaster Corp., a Minnesota corporation and WTC Industries, Inc., a Delaware corporation (hereinafter "WTC/Ecomaster"), and J. Todd Johnson, a resident of Hennepin County, Minnesota (hereinafter "Johnson").

                                     WITNESSETH:

WHEREAS, Johnson desires to obtain employment at WTC/Ecomaster; and

WHEREAS, in the course of his employment with WTC/Ecomaster, Johnson will obtain certain Confidential Information (as that term is hereafter defined) (the "Confidential Information") from WTC/Ecomaster; and

WHEREAS, WTC/Ecomaster is willing to employ Johnson and to provide such Confidential Information to Johnson for the limited purposes, and under the terms and conditions, set forth herein.

NOW, THEREFORE, in such consideration of the mutual covenants and promises set forth herein, the Parties hereto agree as follows:

    1- EMPLOYMENT. WTC/Ecomaster hereby employs Johnson as its Chief Financial Officer to perform such duties as the Chief Executive Officer of WTC/Ecomaster shall from time to time direct. Johnson's employment hereunder shall at all times be "at will," and Johnson is subject to discharge and termination at any time and without cause. Johnson's compensation shall be $6250.00 per month, payable according to WTC/Ecomaster's payroll practices in effect from time to time. Johnson shall be entitled to WTC/Ecomaster's standard medical/dental benefits, as well as three weeks' paid vacation per year including sick days) pursuant to WTC/Ecomaster's policies currently in effect. Johnson shall devote his full time efforts to the performance of his duties hereunder. Provided, however, that Johnson shall be entitled to devote up to eight (8) working days in 1/2 day increments between the date hereof and December 31, 1995, to the transition from his former employer, Pathfinder Venture Capital Funds. It is anticipated that 3 days of this time will be taken in October, and that none of this time will materially affect the performance of Johnson's duties hereunder.

    2- DEFINITION. As used herein, the term "Confidential Information" means any and all documents, practices, policies, trade secrets, procedures, customer lists, film and uses thereof, descriptive texts, financial data, accounting data, software, technical information and all other information whatsoever relating to WTC/Ecomaster which is provided or disclosed to Johnson, or which Johnson develops in the course of performing his duties for WTC/Ecomaster, unless there is an express written notation thereon that such information is not confidential.


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    3- USE.  Any and all Confidential Information provided or disclosed to
    Johnson shall be used by Johnson for the sole and exclusive purpose of performing his duties for WTC/Ecomaster, and Johnson shall not use any of the Confidential Information for any other purpose whatsoever. Except as otherwise specifically provided in this Agreement, Johnson shall not disclose, make available or divulge any of the Confidential Information, or any other trade secret, or other secret information , to any individual or entity, whether presently existing or hereafter formed. Johnson agrees and acknowledges that the Confidential Information, and all part or portions thereof, are the sole and exclusive property of WTC/Ecomaster, absolutely and forever.

    4- DUTY OF CARE. At all times during which Johnson shall be in possession of Confidential Information, Johnson shall utilize the highest degree of care to assure that Johnson adheres to and complies with the terms and provisions of this Agreement.

    5- RETURN OF CONFIDENTIAL INFORMATION. Any and all Confidential Information in tangible form provided to Johnson hereunder, together with any and all copies thereof and notes made therefrom, shall be returned to WTC/Ecomaster upon demand by WTC/Ecomaster.

    6- ACKNOWLEDGMENT. Johnson acknowledges and agrees that any breach or violation of this Agreement or any disclosure or unauthorized use of any Confidential Information will cause irreparable harm and loss to WTC/Ecomaster for which there is no adequate remedy at law. Johnson therefore consents to the issuance of an injunction or other equitable relief in favor of WTC/Ecomaster enjoining any such breach, violation, disclosure or use; provided that no such injunction or other relief shall be, or be considered to be, an election of remedies by WTC/Ecomaster or a replacement for or limitation of rights or remedies otherwise available to WTC/Ecomaster.

    7- NON-COMPETE CLAUSE. Johnson shall not directly or indirectly start or participate in another organization or company which would compete directly or indirectly with WTC/Ecomaster and its operations unless he is no longer involved with WTC/Ecomaster in any capacity for a minimum period of eighteen months.

    8- SCOPE. If any covenant of Johnson under this Agreement shall be held to be unenforceable because of its scope or duration, or the subject matter thereof; Johnson agrees that the court making such determination shall have the power to reduce or modify the scope, duration and/or subject matter of such covenant to the extent that allows the maximum scope, duration and/or subject matter permitted by applicable law.

    9- SURVIVAL. The restrictions and obligations of Johnson under this Agreement shall bind Johnson, its successors, heirs and assigns forever.


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    10-  NEGATION OF LICENSES.  No rights or licenses, expressed or implied, are hereby granted to Johnson under any patents, copyrights or trade secrets of WTC/Ecomaster.

    11- WAIVER. No waiver or modification of the provisions of this Agreement shall be effective unless the same is made in writing and signed by an authorized officer of WTC/Ecomaster, and no act or omission by WTC/Ecomaster shall be deemed a waiver.

    12- SEVERABILITY. Should any part of this Agreement, for any reason, be declared invalid, such declaration shall not affect the validity of any remaining portion, and such remaining portion shall remain in full force and effect as if this Agreement has been executed with the valid portion eliminated.

    13- GOVERNING LAW. This Agreement and legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Minnesota applicable to agreements executed in Minnesota. In the event of any dispute between the parties regarding this Agreement and any of the associated documents, or the making or enforcement thereof, such dispute shall be first submitted to voluntary mediation using one mediator approved by the parties. If the parties are unable to choose a mediator within five days of the service of the request for mediation by one party upon the other, they shall each within ten days choose their own mediator and the two mediators shall then within five days choose a third mediator. If the parties are unable to resolve their dispute by mediation, upon the request by one party, the dispute shall be submitted to binding arbitration using one arbitrator chosen by a majority vote of the mediators. All issues involved in the arbitration such as discovery, case management, awards of attorney's fees and costs, shall be decided by the arbitrator and the decision by the arbitrator shall be binding and enforceable in a court of law. Such mediation and arbitration shall be held in Ramsey County, Minnesota, unless otherwise agreed to by the parties.

    14- BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, representatives, and assigns.

    IN WITNESS WHEREOF, the parties hereunto have caused this Agreement to be executed by duly authorized representatives of each of the parties.

    1.  WTC/Ecomaster Corp.-- WTC Industries, Inc.

        BY:  /s/ Jan H. Magnusson       TITLE:   Chief Executive Officer
             ----------------------------      --------------------------

    2.       /s/ J. Todd Johnson
             ----------------------------


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